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                                   EXHIBIT 99

                   PRESS RELEASE OF ALAMOGORDO FINANCIAL CORP.


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                                  PRESS RELEASE


                                                            Date: April 16, 2003
                                                    Contact: R. Miles Ledgerwood
                                                                   (505)437-9334

                              FOR IMMEDIATE RELEASE

                  Alamogordo Financial Corp. Declares Dividend

         R. Miles Ledgerwood, President and Chief Executive Officer of Alamogordo Financial Corporation (OTC Bulletin Board "ALMG") today announced that the Company has declared a cash dividend of 17(cent) per share of the Company's common stock for the fiscal quarter ended March 31, 2003. The dividend will be payable to stockholders of record as of May 1, 2003, and will be paid on May 15, 2003.

         Alamogordo Financial Corporation is the parent corporation for Alamogordo Federal Savings and Loan Association, a federally chartered savings association headquartered in Alamogordo, New Mexico. The Association's deposits are insured by the Federal Deposit Insurance Corporation. The Company reported net income of $238,646 for the three months ended March 31, 2003. At March 31, 2003, the Company had total assets of $158.5 million, total deposits of $120.5 million, and total stockholders' equity of $27.8 million.